Exhibit 99.2

SILVER BAY REALTY TRUST CORP. Fourth Quarter 2012 Earnings Presentation

FORWARD-LOOKING STATEMENTS   This presentation includes “forward-looking statements” within the meaning of the safe  harbor  provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such  as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Factors that could cause actual results to differ include: adverse economic or real estate developments in Silver Bay’s target  markets; defaults on, early terminations of or non-renewal of leases by residents; difficulties in identifying properties to acquire and completing acquisitions; increased time and/or expense to gain possession and renovate properties; Silver Bay’s failure to successfully operate acquired properties; the Company’s ability to obtain financing arrangements; general volatility of the markets in which we participate; interest rates and the market  value  of Silver Bay’s target  assets; the impact of changes in governmental regulations, tax law and rates, and similar matters.   Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Silver Bay does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Silver Bay’s most recent filings with the Securities and Exchange Commission. All subsequent written and oral forward looking statements concerning Silver Bay or matters attributable to Silver Bay or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

3 IPO MARKED MILESTONE FOR SILVER BAY Completed IPO of 15.2 million common shares for net proceeds of $263 million, inclusive of over-allotment Simultaneously, combined portfolios of single-family homes owned by Two Harbors(1) and Provident(2) Launched with diverse portfolio Trading on NYSE provides investors liquidity and exposure to the Single-Family (1) Silver Bay acquired Silver Bay Property Investment LLC (formerly Two Harbors Property Investment LLC), a wholly owned subsidiary of Two Harbors Investment Corp. We refer to Silver Bay Property Investment LLC as our Predecessor. (2) Silver Bay acquired five limited liability companies managed by Provident Real Estate Advisors LLC that we refer to as the Provident Entities.

4 CORE STRATEGY Provide high quality rental homes with best-in-class customer service to create a long-term sustainable business Achieve attractive total return profile combining capital appreciation with rental cash flow yields Properties acquired at significant discounts to replacement cost Estimate mid- to high single digit annual capital appreciation over the next five to seven years for most of our markets Inflation protection Institutionalize a highly fragmented industry SFR market is large Institutional operators estimated to be 2-3% of the SFR market Large opportunity to gain market share through better scale, service and cost of capital Capture efficiencies of scale as business grows Expand operating platform and generate efficiencies Establish a brand as the preferred manager within the single-family rental community Leverage G & A, reduce per unit operating expenses and lower cost of capital

CURRENT HOUSING MARKET ENVIRONMENT

MSA HOME PRICE APPRECIATION ("HPA")[1]
SOURCE: CORELOGIC AS OF DECEMBER 31, 2012

MARKET	HPA (Peak to Trough)[2]	HPA (Peak to Current)	HPA (Prior 12 months)	HPA (Prior 3 months)
Phoenix, AZ	-53%	-41%	23%	3%
Tucson, AZ	-43%	-37%	9%	-1%
Northern CA[3]	-61%	-55%	14%	5%
Southern CA[4]	-54%	-48%	11%	4%
Jacksonville, FL	-41%	-34%	8%	4%
Orlando, FL	-56%	-47%	11%	2%
Southeast FL[5]	-54%	-47%	9%	1%
Tampa, FL	-49%	-44%	6%	1%
Atlanta, GA	-34%	-27%	6%	-1%
Charlotte, NC	-17%	-12%	5%	-1%
Las Vegas, NV	-60%	-54%	15%	3%
Columbus, OH	-19%	-13%	5%	-1%
Dallas, TX	-15%	-9%	4%	-%
Houston, TX	-14%	-6%	4%	1%
NATIONAL	-33%	-27%	8%	-%

- Silver Bay target markets remain attractive for acquisition and rental
  - Housing prices remain cheap to replacement cost and affordability metrics
  - 2012 housing prices increased across all Silver Bay target markets
  - Fourth quarter 2012 housing price indices roughly flat to low single digit appreciation
  - Relative strength in the distressed/REO segment
- Housing supply is large and shadow inventory remains elevated
- Demographic factors highly favorable to demand; household formations increased to ~1 million[6] on an annualized basis
- New building activity increased in recent months, but is still historically low
  - Anticipate upward pressure on housing prices as demand exceeds supply
  - Price reversion to replacement cost favorable to total return profile

(1) "MSA" means Metropolitan Statistical Areas, which is generally defined as one or more adjacent counties or county equivalents that have at least one urban core area of at least a 50,000-person population, plus adjacent territory that has a high degree of social and economic integration with the core as measured by commuting ties.
(2) Peak refers to highest historical home prices in a particular market. Trough refers to lowest home prices in a particular market since the peak.
(3) MSA used for Northern California is Fairfield-Vallejo, which most closely approximates the geographic area in which we purchase homes in Northern California. This MSA is comprised of Solano County and the most populous cities in the MSA are Vallejo, Fairfield, Vacaville, Suisun and Benicia.
(4) MSA used for Southern California is Riverside-San Bernardino-Ontario. This MSA is comprised of Riverside and San Bernardino Counties and the most populous cities in the MSA are Riverside, San Bernardino, Fontana and Moreno.
(5) MSA used for Southeast FL is Fort Lauderdale-Pompano Beach-Deerfield Beach, FL.
(6) Source: U.S. Census Bureau as of January 29, 2013.

SILVERBAY Realty Trust Corp.

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2013 BUSINESS PRIORITIES

- Growth through continued acquisitions in current markets, expansion into new markets and acquiring portfolios
  - $40-50 million per month, or ~300-400 properties monthly
  - Over 4,000 properties in portfolio or under contract as of February 15, 2013
  - Phoenix, Atlanta, Tampa and Northern California comprise ~77% of acquisitions for fourth quarter 2012
  - Recently expanded into Jacksonville, Southeast Florida, Houston and Columbus
- Expand operational capacity and efficiency in stabilizing properties
  - Stabilized 542 properties in fourth quarter 2012
  - Stabilized additional 300 properties since the first of the year[1]
- Establish credit facility and pursue other financing alternatives
  - Anticipate securing financing agreement in the near future
  - Plan to prudently apply leverage as portfolio grows

QUARTERLY ACQUISITIONS PACE


1,200
1,000
800
600
400
200
0
Bulk
Auction
Broker
Q1-2012
Q2-2012
Q3-2012
Q4-2012

The above chart shows the pace of quarterly acquisitions by source of the Company's Predecessor and the Company for 2012 and does not reflect accepted purchase agreements that have not yet closed. Fourth quarter acquisition numbers exclude the acquisition of the 881 properties owned by the Provident Entities. "Broker" refers to a purchase of a single property directly from the owner, including REO, short sales and properties listed on a multiple listing service. "Auction" refers to properties purchased at trustee or judicial auctions. "Bulk" refers to purchases of more than one property in a single sale directly from the owner, often an investor group, bank, financial institution or governmental agency, and may include future acquisitions of entire legal entities holding single-family properties.

(1) Number of stabilized properties in the completed during the period between January 1, 2013 and February 15, 2013.

SILVERBAY Realty Trust Corp.

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7 OPERATIONAL VISION Develop a national Silver Bay brand by creating standardized product across all markets Establish an efficient infrastructure leveraging economies of scale Standardized, high quality product begins with renovation process Expanded and restructured project management team to accommodate rapid pace of acquisitions Adopted four point renovation methodology

8 PORTFOLIO OVERVIEW AS OF DECEMBER 31, 2012 Phoenix 29% Tampa 24% Atlanta 18% Northern CA 8% Las Vegas 6% Tucson 5% Southern CA 4% Orlando 3% Charlotte(1) 2% Dallas(1) 1% AGGREGATE PORTFOLIO Total Number of Properties(2) 3,405 Properties Leased 1,705 Occupancy Rate 50% STABILIZED PROPERTIES Number of Stabilized Properties(3) 1,779 Properties Leased 1,705 Occupancy Rate 96% PROPERTIES OWNED AT LEAST SIX MONTHS Number of Properties Owned Six Months or Longer 1,583 Properties Leased 1,312 Occupancy Rate 83% PROPERTIES BY MARKET (1) As of December 31, 2012, there were no properties owned six months or longer in these markets. (2) A significant portion of the properties were purchased within the last six months and are still undergoing stabilization. Total number of vacant properties includes properties in the process of stabilization as well as those available for lease. (3) Silver Bay defines stabilized properties as those that the Company has acquired, renovated, marketed and leased for the first time. Properties acquired with in-place leases are considered stabilized.

9 FOURTH QUARTER 2012 FINANCIAL PRESENTATION Formation transactions combined singlefamily residential portfolios of Provident and Two Harbors Two Harbors(1) considered the predecessor Balance sheet recorded at carryover basis Operations recorded since February 2012 Provident assets deemed to be acquired by Silver Bay Assets and liabilities recorded at fair value Operations after formation on December 19, 2012 Therefore, results only include 12 days of Provident and a full year of the Predecessor, which was in ramp-up mode (1) Silver Bay acquired Silver Bay Property Investment LLC (formerly Two Harbors Property Investment LLC), a wholly owned subsidiary of Two Harbors Investment Corp. We refer to Silver Bay Property Investment LLC as our Predecessor.

10 FOURTH QUARTER 2012 FINANCIAL RESULTS Reported $2.8 million in revenue, driven primarily by properties in Phoenix, Tampa and Atlanta Net loss of $3.2 million or ($0.04) per diluted share First quarter 2013 will provide more meaningful results Cash and cash equivalents totaled $228.1 million, plus $19.7 million in escrow deposits and proceeds of $34.8 million from over-allotment

11 INVESTOR RELATIONS CONTACTS ANH HUYNH | Director of Investor Relations ahuynh@silverbaymgmt.com MARIA COZINE | Investor Relations Associate mcozine@silverbaymgmt.com SILVER BAY REALTY TRUST CORP. 601 Carlson Parkway | Suite 250 Minnetonka | MN | 55305 952.358.4400 Investors@silverbaymgmt.com CORPORATE HEADQUARTERS

12 APPENDIX

PORTFOLIO OF SINGLE-FAMILY PROPERTIES

The following table provides a summary of Silver Bay's portfolio of single-family properties as of December 31, 2012.

Market	Number of Properties	Aggregate Cost Basis[1] (thousands)	Average Cost Basis Per Property (thousands)	Average Age[2] (in years)	Average Square Footage	Number of Leased Properties	Number of Vacant Properties[3]	Average Monthly Rent for Leased Properties[4]
Phoenix	1,002	$ 127,308	$ 127	17.9	1,717	592	410	$ 1,041
Tampa	816	99,779	122	21.9	1,675	401	415	1,261
Atlanta	607	67,674	111	14.9	2,089	313	294	1,191
Northern CA[5]	256	43,323	169	40.6	1,418	113	143	1,457
Las Vegas	213	27,255	128	13.4	1,742	77	136	1,151
Tucson	186	14,334	77	38.8	1,343	112	74	828
Southern CA[6]	149	18,161	122	38.6	1,364	13	136	1,208
Orlando	90	13,001	144	18.0	1,889	71	19	1,318
Charlotte	60	7,181	120	9.7	2,035	12	48	1,058
Dallas	26	2,546	98	17.8	1,784	1	25	1,250
Totals	3,405	$ 420,562	$ 124	21.7	1,727	1,705	1,700	$ 1,148

(1) Aggregate cost includes all capitalized costs, determined in accordance with GAAP, incurred through December 31, 2012 for the acquisition, stabilization, and significant post-stabilization renovations of properties, including land, building, possession costs and renovation costs. Aggregate cost does not include accumulated depreciation. At completion of the Formation Transactions, Silver Bay's Predecessor's properties were recorded at an aggregated carryover net book value cost basis because Silver Bay Property is our predecessor. The Provident Entities' properties aggregated cost basis was $117.9 million, which represents the fair market value of properties at the formation date due to the contribution of Provident Entities' property being considered an acquisition subject to purchase accounting for accounting purposes.

(2) As of December 31, 2012, approximately 29% of the properties in the combined portfolio were less than 10 years old, 27% were between 10 and 20 years old, 16% were between 20 and 30 years old, 15% were between 30 and 40 years old, 5% were between 40 and 50 years old, and 8% were more than 50 years old.

(3) A significant portion of the properties were purchased within the last six months and are still undergoing stabilization. Total number of vacant properties includes properties in the process of stabilization as well as those available for lease.

(4) Average monthly rent for leased properties was calculated as the average of the contracted monthly rent for all leased properties as of December 31, 2012. To date, rent concessions have been utilized on a limited basis and have not had a significant impact on Silver Bay's average monthly rent. If the use of rent concessions or other leasing incentives increases in the future, they may have a greater impact by reducing the average monthly rent we receive from leased properties.

(5) Northern California market currently consists of Contra Costa, Napa, Sacramento and Solano Counties.

(6) Southern California market currently consists of Colton, Riverside and San Bernardino Counties.

SILVERBAY Realty Trust Corp.

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PORTFOLIO SUMMARY OF STABILIZED PROPERTIES AND THOSE OWNED SIX MONTHS OR LONGER

The following table summarizes Silver Bay's stabilized properties and those owned six months or longer as of December 31, 2012.

	STABILIZED PROPERTIES					PROPERTIES OWNED AT LEAST SIX MONTHS				
Market	Number of Stabilized Properties[1]	Properties Leased	Properties Vacant	Occupancy Rate	Average Monthly Rent for Leased Stabilized Properties[2]	Properties Owned 6 Months or Longer	Properties Leased	Properties Vacant	Occupancy Rate	Average Monthly Rent for Properties Owned at Least 6 Months[3]
Phoenix	648	592	56	91%	$ 1,041	551	481	70	87%	$ 1,030
Tampa	409	401	8	98%	1,261	426	359	67	84%	1,258
Atlanta	318	313	5	98%	1,191	302	243	59	80%	1,185
Northern CA	113	113	-	100%	1,457	52	35	17	67%	1,554
Las Vegas	81	77	4	95%	1,151	101	57	44	56%	1,155
Tucson	112	112	-	100%	828	78	76	2	97%	828
Southern CA	13	13	-	100%	1,208	21	10	11	48%	1,209
Orlando	72	71	1	99%	1,318	52	51	1	98%	1,357
Charlotte[4]	12	12	-	100%	1,058	-	-	-	-	-
Dallas[4]	1	1	-	100%	1,250	-	-	-	-	-
Totals	1,779	1,705	74	96%	$ 1,148	1,583	1,312	271	83%	$ 1,143

(1) We define stabilized properties as those that we have acquired, renovated, marketed and leased for the first time. Properties acquired with in-place leases are considered stabilized.
(2) Average monthly rent for leased stabilized properties was calculated as the average of the contracted monthly rent for all stabilized properties as of December 31, 2012. To date, rent concessions have been utilized on a limited basis and have not had a significant impact on Silver Bay's average monthly rent. If the use of rent concessions or other leasing incentives increases in the future, they may have a greater impact by reducing the average monthly rent we receive from leased properties.
(3) Average monthly rent for properties owned at least six months was calculated as the average of the contracted monthly rent for all properties owned at least six months as of December 31, 2012. To date, rent concessions have been utilized on a limited basis and have not had a significant impact on Silver Bay's average monthly rent. If the use of rent concessions or other leasing incentives increases in the future, they may have a greater impact by reducing the average monthly rent we receive from leased properties.
(4) As of December 31, 2012, there were no properties owned six months or longer in these markets.

SILVERBAY Realty Trust Corp.
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